The Hartford Mutual Funds, Inc.

POWER OF ATTORNEY

February 4, 2014

Lynn S. Birdsong	James E. Davey
Robert M. Gavin	Duane E. Hill
Sandra S. Jaffee	William P. Johnston
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith

do hereby constitute and appoint as their attorneys- in-fact Edward P. Macdonald and Alice A. Pellegrino to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Global Growth Fund into The Hartford Capital Appreciation II Fund (to be renamed as The Hartford Global Capital Appreciation Fund), and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Securities and Exchange Commission relating to the above-referenced investment company.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ James E. Davey
Lynn S. Birdsong	James E. Davey

/s/ Robert M. Gavin	/s/ Duane E. Hill
Robert M. Gavin	Duane E. Hill

/s/ Sandra S. Jaffee	/s/ William P. Johnston
Sandra S. Jaffee	William P. Johnston

/s/ Phillip O. Peterson	/s/ Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/ Lowndes A. Smith
Lowndes A. Smith